IDS LIFE INSURANCE COMPANY
IDS LIFE ACCOUNT MGA
PORTFOLIO GUARANTEED TERM ANNUITY

EXHIBIT INDEX

EXHIBIT 5:     OPINION OF COUNSEL

EXHIBIT 23:    CONSENT OF INDEPENDENT AUDITORS

EXHIBIT 24.2   POWER OF ATTORNEY, DATED APRIL 9, 1998